Exhibit 10.30

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Amendment #3

Cooperative Research and Development Agreement # 02734

IC Principal Investigator: Steven A. Rosenberg, M.D., Ph.D.
Collaborator: Iovance Biotherapeutics Inc.

This Amendment #3 (“this amendment” or “this Amendment #3”) to that certain Cooperative Research and Development Agreement by and between the National Cancer Institute and Genesis Biopharma, Inc. (“Genesis”), the predecessor in interest of Lion Biotechnologies, Inc. (“Lion”), the predecessor in interest of Iovance Biotherapeutics, Inc. (“Iovance”), dated August 5, 2011 (the “CRADA”), as amended, is entered into by and between the National Cancer Institute and Iovance and made effective as of the date of signature of the last Party to sign hereto (the “Effective Date”). The term Collaborator refers to Iovance, Lion, and Genesis collectively, or individually as the context requires, and the Parties acknowledge that Iovance is the successor-in- interest to the CRADA and its prior amendments, which are hereby ratified by the Parties in all respects.

WHEREAS, the National Cancer Institute and Lion, the predecessor in interest of Iovance, entered into that certain Amendment #1 to the CRADA dated January 22, 2015 (“Amendment #1”);

WHEREAS, the National Cancer Institute and Lion entered into that certain Amendment #2 to the CRADA dated August 18, 2016 (“Amendment #2”); and

WHEREAS, the National Cancer Institute and Iovance now wish to further amend the CRADA to extend the term of the CRADA and make certain additional changes to the CRADA as set forth herein;

NOW, THEREFORE, the Parties amend the CRADA as follows. All capitalized terms not otherwise defined herein are as defined in the CRADA. This amendment is effective as of the date of final signature to this amendment. Upon execution, NCI and Collaborator will each retain a copy of this amendment.

1. Purpose. The purpose of this amendment is to change certain terms of the CRADA. These changes are reflected below, and except for these changes and those of Amendment #1 and Amendment #2, all other provisions of the CRADA remain in full force and effect.
2. The Collaborator has changed its name from Lion Biotechnologies, Inc. to Iovance Biotherapeutics, Inc. Also, the Collaborator CRADA Principal Investigator is changed to Fred Vogt, Ph.D., J.D. The Cover Page, Contacts Information Page and the Summary Page of the CRADA are updated accordingly.

3. Upon final signature of this amendment, the term of the CRADA is retroactively extended for three (3) additional years from August 05, 2021 to August 05, 2024. The Term of CRADA on the Summary Page of the CRADA is updated to “Thirteen (13) years from the Effective Date” in accordance with such extension.
4. The title of the CRADA is modified to: “The Development and Evaluation of the NCI Proprietary Adoptive Cell Transfer Immunotherapy Using Unmodified Tumor-Infiltrating Lymphocytes in Patients with Metastatic Melanoma, Bladder, Lung, Breast, and HPV- associated Cancers, Utilizing Iovance Biotherapeutics, Inc.’s Development Expertise in Adoptive Cell Transfer Immunotherapy”.
5. Appendix A to the CRADA is deleted in its entirety and replaced with the revised Appendix A attached as Addendum 1 to this Amendment #3.
6. . Appendix B to the CRADA is deleted in its entirety and replaced with the revised Appendix B attached as Addendum 2 to this Amendment #3.
7. The Contacts Information Page of the CRADA is deleted in its entirety and replaced with the revised Contacts Information Page attached as Addendum 3 to this Amendment #3.
8. The paragraph in Article 2 of the CRADA that contains the definition of “Adverse Event” is deleted in its entirety and replaced with the following:

“Adverse Event” or “AE” means any untoward medical occurrence associated with the use of a Test Article in humans, whether or not considered related to the Test Article (21 C.F.R §§ 312.32, 308.3; see also E6(R2): Good Clinical Practice: Integrated Addendum to International Council for Harmonisation (ICH) E6(R1) Guidance for Industry, 83 Federal Register 8882 (2018) .

9. Article 3.7.2 of the CRADA is deleted in its entirety and replaced to read as follows:

3.7.2When ICD files the IND, Collaborator agrees to provide ICD background data and information necessary to support the IND in electronic Common Technical Document (eCTD) format. Collaborator further agrees to provide a letter of cross-reference to all pertinent regulatory filings sponsored by Collaborator. Collaborator’s employees will be reasonably available to respond to inquiries from the FDA regarding information and data contained in the Collaborator’s IND, DMF, other filings, or other information and data provided to ICD by the Collaborator pursuant to this Article 3.

10. Article 3.10 of the CRADA is deleted in its entirety and replaced with:

3.10Monitoring. Subject to the restrictions in Article 8.1 (the Rights of Access and Publications section) and Article 14 (the Certificate of Confidentiality Obligations section), and with reasonable advance notice and at reasonable times, ICD will permit Collaborator or its designee(s) to audit the clinical monitoring performed by the ICD, as well as to audit source documents containing Raw Data, to the extent necessary to verify compliance with the Protocol(s) and E6(R2) Good Clinical Practice: Integrated

Addendum to International Council for Harmonisation (ICH) E6(R1) Guidance for Industry, 83 Federal Register 8882 (2018).

11. Article 3.11 of the CRADA is deleted in its entirety and replaced to read as follows:

3.11: FDA Meetings/Communications. All formal meetings with the FDA concerning any clinical trial within the scope of the Research Plan will be discussed by Collaborator and ICD in advance. Each Party reserves the right to take part in setting the agenda for, to attend, and participate in these meetings, as appropriate.

12. Article 4.1 of the CRADA is deleted in its entirety and replaced to read as follows:

4.1 Interim Research and Development Reports. The CRADA PIs shall exchange information in writing every three (3) months during the course of this CRADA. This exchange of information may be accomplished through meeting minutes, detailed correspondence, circulation of draft manuscripts, Steering Committee reports, copies of Annual Reports, and any other reports updating the progress of the CRADA research. However, the Parties must exchange updated Investigator’s Brochure, formulation and preclinical data, and toxicology findings, as they become available. These data and documents will be provided in eCTD format. The Investigator’s Brochure will be reviewed at least annually and updated if necessary. In addition, all CRADA research meetings between the Collaborator and consultants, and the ICD scientific and clinical employees will be organized in advance through the offices of ICD, Principal Investigator, and the Collaborator’s Chief Executive Officer. All meetings, telephone and video conferences will be held at mutually agreeable times and dates to allow all relevant Collaborator and consultants, and ICD employees to participate.

13. Article 4.4 of the CRADA is deleted in its entirety and replaced to read as follows:

4.4 Safety Reports. In accordance with FDA requirements ICD, as the IND Sponsor, will establish and maintain records and submit safety reports to the FDA, as required by 21 C.F.R. § 312.32 and 21 C.F.R. 812.150(b)(1), or other applicable Federal regulations. In the conduct of research under this CRADA, the Parties will comply with specific ICD guidelines and policies for reporting ADEs and AEs. ICD must provide Collaborator with copies of all Safety Reports concurrently with their submission to the FDA, and with any other information affecting the safety of Human Subjects in research conducted under this CRADA.

14. A new Article 4.6 is added to the CRADA as follows:

14.6.During and for a period of two years after the completion of a Protocol, the Collaborator shall promptly provide to the ICD any information that Collaborator has reasonably determined could directly affect the health or safety of past or current Human Subjects or influence the conduct of the Protocol. Such information may arise from any source, for example, Safety Reports provided to the FDA, study results, information in site monitoring reports or data safety monitoring committee reports. ICD shall be free to communicate the relevant safety information to each Human Subject and the IRB.

15. Article 13.14 of the CRADA is deleted in its entirety and replaced to read as follows:

13.14 Survivability. The provisions of Articles 3.3, 3.4, 3.8, 4.2, 4.3, 4.6, 5.3, 5.4, 6.19.2, 10.3-10.6, 11.1, 11.2, 12.1-12.3, 13.1-13.3, 13.7, 13.10, 13.14, and 14 will survive the expiration or early termination of this CRADA.

16. Add the following new Article 14:

Article 14: Certificate of Confidentiality.

The CRADA Data collected under a Protocol conducted under this CRADA are covered under a Certificate of Confidentiality that has been issued by the NIH pursuant to Section 301(d) of the Public Health Service Act (42 U.S.C. 241(d)). Under this Certificate of Confidentiality, the Collaborator may not:

a) disclose or provide, in any Federal, State, or local civil, criminal, administrative, legislative, or other proceeding, the name of such individual or any such information, document, or biospecimen that contains identifiable, sensitive information about the individual and that was created or compiled for purposes of the research, unless such disclosure or use is made with the consent of the individual to whom the information, document, or biospecimen pertains; or

b) disclose or provide to any other person not connected with the research the name of such an individual or any information, document, or biospecimen that contains identifiable, sensitive information about such an individual and that was created or compiled for purposes of the research;

provided that Collaborator will be permitted to disclose the information described in the points set forth above as follows:

a) if required by Federal, State, or local laws (e.g., as required by the Federal Food, Drug, and Cosmetic Act, or state laws requiring the reporting of communicable diseases to State and local health departments), excluding instances of disclosure in any Federal, State, or local civil, criminal, administrative, legislative, or other proceeding;

b) if necessary for the medical treatment of the individual to whom the information, document, or biospecimen pertains and made with the consent of such individual;

c) if made with the consent of the individual to whom the information, document, or biospecimen pertains; or

d) if made for the purposes of other scientific research that is in compliance with applicable Federal regulations governing the protection of human subjects in research.

Prior to making any permitted disclosures, Collaborator will ensure that that any recipient of data protected by a Certificate of Confidentiality agrees to comply with the Certificate.

SIGNATURES BEGIN ON THE NEXT PAGE

By the signatures of their respective and duly authorized representatives affixed below, the Parties have caused this Amendment #3 to enter into full force and effect.

Accepted and Agreed to:

For the National Cancer Institute: /s/ James H. Doroshow, M.D. James H. Doroshow, M.D. Deputy Director for Clinical and Translational Research, NCI	8/23/2021 Date
For the Collaborator: /s/ Frederick G. Vogt Fred Vogt, Ph.D., J.D. Interim CEO and General Counsel Iovance Biotherapeutics, Inc.	9/7/2021 Date

ADDENDUM-1 TO AMENDMENT #3

PUBLIC HEALTH SERVICE
COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
FOR INTRAMURAL-PHS CLINICAL RESEARCH

APPENDIX A

RESEARCH PLAN

Title of CRADA

Development and Evaluation of the NCI Proprietary Adoptive Cell Transfer Immunotherapy Using Unmodified Tumor-Infiltrating Lymphocytes in Patients with Metastatic Melanoma, Bladder, Lung, Breast, and HPV-associated Cancers, Utilizing Iovance Biotherapeutics, Inc.’s Development Expertise in Adoptive Cell Transfer Immunotherapy

[***]

ADDENDUM-2 TO AMENDMENT #3

PUBLIC HEALTH SERVICE
COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
FOR INTRAMURAL-PHS CLINICAL RESEARCH

APPENDIX B

STAFFING, FUNDING AND MATERIALS/EQUIPMENT CONTRIBUTIONS
OF THE PARTIES

[***]

ADDENDUM-3 TO AMENDMENT #3

CONTACTS INFORMATION PAGES

[***]

PHS ICT-CRADACRADA Ref. No. 02734MODEL ADOPTED June 18, 2009

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